Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

The Boards of Trustees of

The Reserve Tax-Exempt Trust, The Reserve Municipal Money-Market Trust and The Reserve New York Tax-Exempt Trust:

We consent to the reference to our firm under the headings “Financial Highlights” in the prospectus and  “Independent Registered Public Accounting Firm” in the statement of additional information and to the use of our report dated July 27, 2006 incorporated by reference.

/s/ KPMG LLP
New York, New York

September 28, 2006